UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 26, 2004

MIKOHN GAMING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-22752	88-0218876
State or other jurisdiction incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

920 Pilot Road, P.O. Box 98686, Las Vegas, NV 89193-8686

(Address of principal executive office and zip code)

(702) 896-3890

(Registrant’s telephone number, including area code)

Item 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

On March 24, 2004 Mikohn Gaming Corporation (the “Company”) issued a press release announcing its unaudited financial results for the three and twelve months ended December 31, 2003. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a supplemental report of the Company’s unaudited Consolidated Statements of Operations.

In 2003, the Company re-evaluated its reportable segments and determined that the segments reflected in the attached supplemental report were more in accord with its business operations than the previous segmentation. In addition, the Company expanded the disclosure of its revenues and expenses. The principal changes from previous presentations are related to the disclosure of direct and indirect costs of revenues by segment, and separate disclosure of significant expenses related to slot rent, research and development, and depreciation and amortization. This more expanded view of the Company’s operating lines of business classifies royalties as a cost of revenue along with other direct costs of revenues by business segment. Previous presentations classified this cost as a reduction of revenues. Operating income or loss, net income or loss, and basic and fully diluted earnings or loss per share are unchanged from previous presentations.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Supplemental Report of Consolidated Statements of Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 26, 2004	MIKOHN GAMING CORPORATION (Registrant)

/s/ MICHAEL A. SICURO

Michael A. Sicuro Executive Vice President, Treasurer and Chief Financial Officer